NEWS www.twitter.com/ford www.facebook.com/ford www.instagram.com/ford www.medium.com/@ford Ford Protecting People, Preserving Cash, Preparing for Recovery As Pandemic Stops Most Operations, Drives Down Q1 Results • Reports net loss of $2.0 billion; adjusted earnings before interest and taxes was negative $632 million, including estimated negative effect of at least $2 billion from coronavirus • Engineering, making, helping other companies increase manufacturing scale of life-saving coronavirus medical and personal-protective equipment, in the U.S. and globally • Committed to producing hundreds of ambulances, millions of face shields, 50,000 ventilators, up to 100,000 respirators, more – with affiliates, UAW, GE Healthcare, others • To bolster cash and flexibility, drew $15+ billion from existing credit lines, issued $8 billion of unsecured bonds, suspended dividend and antidilutive share repurchase, reducing costs • Phased restart of production and associated functions idled by coronavirus begins next week in Europe, with enhanced safety standards in place to protect workers DEARBORN, Mich., April 28, 2020 – Ford Motor Company’s first-quarter 2020 financial results were significantly reduced by effects of the coronavirus pandemic, as protecting people and helping society respond to the crisis became primary measures of current success alongside balance-sheet management and operational excellence. “Ford people are keeping each other safe, limiting the spread of the virus, safeguarding healthcare workers and first responders, and taking care of customers,” said CEO Jim Hackett. “The imagination, initiative and execution of our team is helping save lives today, and those qualities will allow Ford to emerge from this as a stronger company.” Company First-Quarter Key Metrics Summary 1

Ford's first-quarter adjusted free cash flow was negative $2.2 billion. Ford reported quarterly revenue of $34 billion and a net loss of $2.0 billion, or a loss of 50 cents per share. Adjusted EPS was negative 23 cents. Ford reported an adjusted loss before interest and taxes of $632 million; the estimated negative effect of the virus on adjusted EBIT was at least $2 billion.

The company recorded a volume-driven Automotive EBIT loss of $177 million, as $346 million in positive EBIT from North America was more than offset by Auto losses in other regions. The quarterly loss in Mobility was expected, as Ford continues to invest in growth from related services, as well as in autonomous vehicles and the underlying business model.

Ford Credit delivered $30 million in first-quarter earnings before taxes, down $771 million from the same quarter a year ago. Strong portfolio performance was offset by about $600 million from increased credit-loss reserves, and higher depreciation on off-lease vehicles awaiting sale and anticipated operating lease defaults – all reflecting estimated impact of the coronavirus in future periods.

Regional First-Quarter Data

	North America	South America	Europe	China	IMG	Total Automotive
Market Share (%)	13.6 %	6.9 %	6.9 %	2.2 %	1.5 %	6.0 %
H / (L) Q1 19	- ppts	(0.8) ppts	(0.7) ppts	0.1 ppts	(0.4) ppts	- ppts
Wholesales (000)	619	59	288	81	78	1,126
H / (L) Q1 19	(18) %	(13) %	(25) %	(29) %	(27) %	(21) %
Revenue ($B)	$ 21.8	$ 0.7	$ 6.2	$ 0.6	$ 2.0	$ 31.3
H / (L) Q1 19	(14) %	(21) %	(16) %	(31) %	(25) %	(16) %
EBIT ($M)	$ 346	$ (113)	$ (143)	$ (241)	$ (26)	$ (177)
H / (L) Q1 19	$ (1,859)	$ 45	$ (228)	$ (113)	$ (30)	$ (2,185)
EBIT Margin (%)	1.6 %	(15.5) %	(2.3) %	(40.7) %	(1.3) %	(0.6) %
H / (L) Q1 19	(7.1) ppts	1.6 ppts	(3.4) ppts	(25.7) ppts	(1.5) ppts	(6.0) ppts

Keeping People Safe

To protect the health and well-being of its employees, Ford in mid-March began instructing people to work remotely wherever possible and suspending component and vehicle production in North and South America, Europe, India, South Africa and Southeast Asia, including Thailand and Vietnam. These actions were taken even as the company was cautiously restarting operations in China, where coronavirus risks occurred and started moderating earlier.

In addition to optimizing its current business despite the pandemic, Ford has turned its skills and efforts to helping address urgent virus-related needs of people and communities who rely on the company, including:

- CUSTOMERS – Up to six months of "Built to Lend a Hand" deferred payments on new vehicles in the U.S.; enhanced online shopping, test drives, financing and purchasing; no-contact pickup and delivery of vehicles for service; disinfecting vehicles; and roadside and other services through the FordPass app.
- DEALERS – Collaboratively developed digital marketing, sales and service tools; counsel on how to manage liquidity to manage through the crisis; and enhanced connected-car data to anticipate and plan for customer requirements.

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• HEALTHCARE PROFESSIONALS and FIRST RESPONDERS – Prioritized production of 1,500 ambulances by JMC, a Ford joint-venture partner in China; engineering and making more than 8 million face shields so far, as many as 100,000 respirators with 3M, and about 1 million face masks per day, all in partnership with the United Auto Workers; and producing up to 100,000 washable isolation gowns a week with Joyson Safety Systems. • PATIENTS and COMMUNITIES – Manufacturing 50,000 life-saving ventilators by July 4 in the U.S. in collaboration with the UAW and GE Healthcare, and tens of thousands more in other countries; and contributing millions of dollars in vehicles and cash. Additionally, Ford is assisting 3M, Thermo Fisher Scientific and other companies with streamlining and increasing their own output of PPE and medical equipment. “People in other industries have come to us during a time when we all need to help each other,” said Hackett. “Nimble and crisp execution – even applied to product areas that are new to us – remains one of Ford’s defining qualities and will always differentiate our business.” Weathering Today While Creating Tomorrow To maximize cash and preserve financial flexibility through and beyond the pandemic, Ford: • Is lowering operating costs, reducing capital expenditures and deferring portions of executive salaries • Recently borrowed more than $15 billion from existing lines of credit, and this month issued $8 billion in unsecured bonds, and • Suspended its regular quarterly dividend and antidilutive share repurchase program. Incremental cash enables the company to navigate temporary adverse effects on working capital caused by the coronavirus-related production and supply chain shutdowns. At the end of the first quarter, Ford and Ford Credit had $35.1 billion and $28.0 billion in liquidity, respectively. Ford Credit remains an important source of support for customers and dealers, with a strong, inherently liquid balance sheet. The financing unit is generating liquidity as its balance sheet size declines with lower consumer demand for vehicles. As of April 24, Ford had a cash balance of $35 billion. “We’ve taken decisive actions to lower our costs and capital expenditures and been opportunistic in strengthening our balance sheet and optimizing our financial flexibility,” said Tim Stone, Ford’s CFO. “We believe the company’s cash is sufficient to take us through the end of the year, even with no additional vehicle wholesales or financing actions.” While Ford shut down its plants around the globe in March, cash use has remained high because production supplier payables are about 45 days. The company’s cash outflow will be substantially lower after early May as Ford pays down those payables. In the meantime, Ford remains sharply focused on operational excellence, with a bias for action, agility, and transparency to stakeholders. Those qualities have been on display in managing business continuity: mapping the company’s multilevel supply chain; creating a unique logistics portal to track shipments of materials and components; securing scarce air-freight capacity to keep critical safety equipment and production parts moving around the globe; and providing high-quality services. 3

“We quickly zeroed in on taking care of customers and controlling costs,” said Ford COO Jim Farley. “Our team in China did a very good job managing through the crisis and provided us with a valuable template for bringing back up operations in the rest of the world.” Saying “there is no grace period for transforming Ford,” Farley two weeks ago announced leadership changes to help fix, accelerate and grow the company’s Automotive business. Central to the plan is renewing and continually refining effectiveness in product development and launch execution, including of increasingly smart, connected vehicles. Next week in Europe, the company will begin a phased restart of its production outside China that has been halted because of coronavirus-related safety risks, with enhanced safety standards in place to protect workers. As it brings up manufacturing, Ford will resume its ambitious cycle of new-product introductions. In the U.S., for example, the company is in the process of lowering the average age of Ford-brand vehicles from more than five years in 2017 to about three years by 2023. Among forthcoming launches are: • The all-electric Mustang Mach-E, which was unveiled last November • A redesigned F-150, America’s top-selling vehicle for 43 years, featuring a hybrid- electric version • A small, rugged off-road utility vehicle • Continuation of a multiyear series of market-specific Ford and Lincoln vehicles in China, many of which will be electric • Electrified versions of the Lincoln Corsair and Ford Escape and Kuga in Europe, and • The much-anticipated return of the legendary Ford Bronco in 2021. Outlook In March, the company withdrew guidance for 2020 financial performance it had given in early February. That outlook excluded possible implications of the coronavirus, which at the time had not yet reached pandemic stage. According to Stone, today’s economic environment remains too ambiguous to provide full-year 2020 financial guidance. He said the company expects second-quarter adjusted EBIT to be a loss of more than $5 billion, as year-over-year industry volumes decline significantly in every region. Ford’s actual results could differ materially from guidance due to risks, uncertainties and other factors, including those detailed in the company’s Cautionary Note on Forward Looking Statements. The company plans to report second-quarter 2020 financial results on July 30. # # # 4

About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected services. Ford employs approximately 188,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com . Contact(s): Media: Equity Investment Fixed Income Shareholder Community: Investment Inquiries: Community: T.R. Reid Lynn Antipas Tyson Karen Rocoff 1.800.555.5259 or 1.313.319.6683 1.313.621.2902 1.313.621.0965 1.313.845.8540 treid22@ford.com ltyson4@ford.com krocoff@ford.com stockinf@ford.com 5

Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford’s long-term competitiveness depends on the successful execution of global redesign and fitness actions; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs and Brexit; • Industry sales volume in any of our key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of our investments can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than- expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations that may change in the future; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumer expectations for the safeguarding of personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent filings with the Securities and Exchange Commission. 6

Conference Call Details Ford Motor Company (NYSE:F) and Ford Motor Credit Company released their 2020 first-quarter financial results at 4:05 p.m. ET on Tuesday, April 28. Following the release, Jim Hackett, Ford president and chief executive officer; Jim Farley, Ford chief operating officer; Tim Stone, Ford chief financial officer; and members of Ford’s senior management team will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call. Ford Earnings Call: 5:00 p.m. ET, Tuesday, April 28 Toll-Free: 1.877.870.8664 International: 1.970.297.2423 Passcode: Ford Earnings Web: www.shareholder.ford.com REPLAY Available after 8:00 p.m. ET on April 28 through May 4 Web: www.shareholder.ford.com Toll-Free: 1.855.859.2056 International: 1.404.537.3406 Conference ID: 6478683 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the April 28, 2020, conference call at www.shareholder.ford.com for further discussion of wholesale unit volumes. 7

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the periods ended March 31, 2019 2020 First Quarter (unaudited) Cash flows from operating activities Net income/(loss) $ 1,183 $ (1,993) Depreciation and tooling amortization 2,429 2,444 Other amortization (287) (302) Held-for-sale impairment charges — 3 Provision for credit and insurance losses 43 598 Pension and other post-retirement employee benefits (“OPEB”) expense/(income) (18) (178) Equity investment dividends received in excess of (earnings)/losses 17 118 Foreign currency adjustments (49) 338 Net (gain)/loss on changes in investments in affiliates (3) (15) Stock compensation 85 38 Provision for deferred income taxes 221 702 Decrease/(Increase) in finance receivables (wholesale and other) (1,813) (1,080) Decrease/(Increase) in accounts receivable and other assets (237) 39 Decrease/(Increase) in inventory (1,083) (1,177) Increase/(Decrease) in accounts payable and accrued and other liabilities 2,944 194 Other 112 (202) Net cash provided by/(used in) operating activities 3,544 (473) Cash flows from investing activities Capital spending (1,633) (1,780) Acquisitions of finance receivables and operating leases (12,595) (12,184) Collections of finance receivables and operating leases 12,336 12,709 Proceeds from sale of business — 1,340 Purchases of marketable securities and other investments (3,923) (8,244) Sales and maturities of marketable securities and other investments 4,441 4,998 Settlements of derivatives (14) 131 Other 54 (84) Net cash provided by/(used in) investing activities (1,334) (3,114) Cash flows from financing activities Cash payments for dividends and dividend equivalents (597) (596) Purchases of common stock — — Net changes in short-term debt 420 (622) Proceeds from issuance of long-term debt 15,411 26,691 Principal payments on long-term debt (13,277) (12,948) Other (84) (71) Net cash provided by/(used in) financing activities 1,873 12,454 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 29 (448) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 4,112 $ 8,419 Cash, cash equivalents, and restricted cash at beginning of period $ 16,907 $ 17,741 Net increase/(decrease) in cash, cash equivalents, and restricted cash 4,112 8,419 Cash, cash equivalents, and restricted cash at end of period $ 21,019 $ 26,160 8

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENT (in millions, except per share amounts) For the periods ended March 31, 2019 2020 First Quarter (unaudited) Revenues Automotive $ 37,239 $ 31,340 Ford Credit 3,097 2,967 Mobility 6 13 Total revenues 40,342 34,320 Costs and expenses Cost of sales 33,942 30,522 Selling, administrative, and other expenses 2,843 2,432 Ford Credit interest, operating, and other expenses 2,355 2,924 Total costs and expenses 39,140 35,878 Operating income/(loss) 1,202 (1,558) Interest expense on Automotive debt 231 214 Interest expense on Other debt 14 13 Other income/(loss), net 628 680 Equity in net income/(loss) of affiliated companies 25 (41) Income/(Loss) before income taxes 1,610 (1,146) Provision for/(Benefit from) income taxes 427 847 Net income/(loss) 1,183 (1,993) Less: Income/(Loss) attributable to noncontrolling interests 37 — Net income/(loss) attributable to Ford Motor Company $ 1,146 $ (1,993) EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.29 $ (0.50) Diluted income/(loss) 0.29 (0.50) Weighted-average shares used in computation of earnings per share Basic shares 3,973 3,963 Diluted shares 3,997 3,963 9

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, March 31, 2019 2020 (unaudited) ASSETS Cash and cash equivalents $ 17,504 $ 25,971 Marketable securities 17,147 20,399 Ford Credit finance receivables, net of allowance for credit losses of $162 and $389 53,651 54,889 Trade and other receivables, less allowances of $63 and $72 9,237 6,625 Inventories 10,786 11,312 Assets held for sale 2,383 700 Other assets 3,339 4,380 Total current assets 114,047 124,276 Ford Credit finance receivables, net of allowance for credit losses of $351 and $842 53,703 51,141 Net investment in operating leases 29,230 28,514 Net property 36,469 35,294 Equity in net assets of affiliated companies 2,519 2,275 Deferred income taxes 11,863 10,922 Other assets 10,706 11,728 Total assets $ 258,537 $ 264,150 LIABILITIES Payables $ 20,673 $ 18,439 Other liabilities and deferred revenue 22,987 22,674 Automotive debt payable within one year 1,445 1,609 Ford Credit debt payable within one year 52,371 51,303 Other debt payable within one year 130 — Liabilities held for sale 526 469 Total current liabilities 98,132 94,494 Other liabilities and deferred revenue 25,324 25,105 Automotive long-term debt 13,233 28,411 Ford Credit long-term debt 87,658 85,533 Other long-term debt 470 470 Deferred income taxes 490 439 Total liabilities 225,307 234,452 EQUITY Common Stock, par value $.01 per share (4,023 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,165 22,150 Retained earnings 20,320 17,527 Accumulated other comprehensive income/(loss) (7,728) (8,461) Treasury stock (1,613) (1,607) Total equity attributable to Ford Motor Company 33,185 29,650 Equity attributable to noncontrolling interests 45 48 Total equity 33,230 29,698 Total liabilities and equity $ 258,537 $ 264,150 10

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended March 31, 2020			
	First Quarter			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ (2,014)	$ 21	$ —	$ (1,993)
Depreciation and tooling amortization	1,384	1,060	—	2,444
Other amortization	8	(310)	—	(302)
Held-for-sale impairment charges	3	—	—	3
Provision for credit and insurance losses	6	592	—	598
Pension and OPEB expense/(income)	(178)	—	—	(178)
Equity investment dividends received in excess of (earnings)/losses	124	(6)	—	118
Foreign currency adjustments	362	(24)	—	338
Net (gain)/loss on changes in investments in affiliates	(20)	5	—	(15)
Stock compensation	37	1	—	38
Provision for deferred income taxes	974	(272)	—	702
Decrease/(Increase) in finance receivables (wholesale and other)	—	(1,080)	—	(1,080)
Decrease/(Increase) in intersegment receivables/payables	488	(488)	—	—
Decrease/(Increase) in accounts receivable and other assets	16	23	—	39
Decrease/(Increase) in inventory	(1,177)	—	—	(1,177)
Increase/(Decrease) in accounts payable and accrued and other liabilities	478	(284)	—	194
Other	(278)	76	—	(202)
Interest supplements and residual value support to Ford Credit	(819)	819	—	—
Net cash provided by/(used in) operating activities	$ (606)	$ 133	$ —	$ (473)

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (1,770)	$ (10)	$ —	$ (1,780)
Acquisitions of finance receivables and operating leases	—	(12,184)	—	(12,184)
Collections of finance receivables and operating leases	—	12,709	—	12,709
Proceeds from sale of business	—	1,340	—	1,340
Purchases of marketable and other investments	(7,564)	(680)	—	(8,244)
Sales and maturities of marketable securities and other investments	3,463	1,535	—	4,998
Settlements of derivatives	(28)	159	—	131
Other	(83)	(1)	—	(84)
Investing activity (to)/from other segments	275	(10)	(265)	—
Net cash provided by/(used in) investing activities	$ (5,707)	$ 2,858	$ (265)	$ (3,114)

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (596)	$ —	$ —	$ (596)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	282	(904)	—	(622)
Proceeds from issuance of long-term debt	15,068	11,623	—	26,691
Principal payments on long-term debt	(296)	(12,652)	—	(12,948)
Other	(50)	(21)	—	(71)
Financing activity to/(from) other segments	10	(275)	265	—
Net cash provided by/(used in) financing activities	$ 14,418	$ (2,229)	$ 265	$ 12,454
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (196)	$ (252)	$ —	$ (448)

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Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the period ended March 31, 2020					
	First Quarter					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 31,340	$ 13	$ —	$ 31,353	$ 2,967	$ 34,320
Total costs and expenses	32,106	381	467	32,954	2,924	35,878
Operating income/(loss)	(766)	(368)	(467)	(1,601)	43	(1,558)
Interest expense on Automotive debt	—	—	214	214	—	214
Interest expense on Other debt	—	—	13	13	—	13
Other income/(loss), net	636	34	29	699	(19)	680
Equity in net income/(loss) of affiliated companies	(47)	—	—	(47)	6	(41)
Income/(Loss) before income taxes	(177)	(334)	(665)	(1,176)	30	(1,146)
Provision for/(Benefit from) income taxes	221	(80)	697	838	9	847
Net income/(loss)	(398)	(254)	(1,362)	(2,014)	21	(1,993)
Less: Income/(Loss) attributable to noncontrolling interests	—	—	—	—	—	—
Net income/(loss) attributable to Ford Motor Company	$ (398)	$ (254)	$ (1,362)	$ (2,014)	$ 21	$ (1,993)

(a) Other includes Corporate Other, Interest on Debt, and Special Items.

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Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	March 31, 2020			
Assets	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Cash and cash equivalents	$ 16,343	$ 9,628	$ —	$ 25,971
Marketable securities	17,946	2,453	—	20,399
Ford Credit finance receivables, net	—	54,889	—	54,889
Trade and other receivables, net	3,128	3,497	—	6,625
Inventories	11,312	—	—	11,312
Assets held for sale	664	36	—	700
Other assets	2,689	1,691	—	4,380
Receivable from other segments	21	2,673	(2,694)	—
Total current assets	52,103	74,867	(2,694)	124,276
Ford Credit finance receivables, net	—	51,141	—	51,141
Net investment in operating leases	1,509	27,005	—	28,514
Net property	35,082	212	—	35,294
Equity in net assets of affiliated companies	2,159	116	—	2,275
Deferred income taxes	12,607	168	(1,853)	10,922
Other assets	8,860	2,868	—	11,728
Receivable from other segments	9	16	(25)	—
Total assets	$ 112,329	$ 156,393	$ (4,572)	$ 264,150

Liabilities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Payables	$ 17,449	$ 990	$ —	$ 18,439
Other liabilities and deferred revenue	21,225	1,449	—	22,674
Automotive debt payable within one year	1,609	—	—	1,609
Ford Credit debt payable within one year	—	51,303	—	51,303
Other debt payable within one year	—	—	—	—
Liabilities held for sale	469	—	—	469
Payable to other segments	2,694	—	(2,694)	—
Total current liabilities	43,446	53,742	(2,694)	94,494
Other liabilities and deferred revenue	23,757	1,348	—	25,105
Automotive long-term debt	28,411	—	—	28,411
Ford Credit long-term debt	—	85,533	—	85,533
Other long-term debt	470	—	—	470
Deferred income taxes	67	2,225	(1,853)	439
Payable to other segments	25	—	(25)	—
Total liabilities	$ 96,176	$ 142,848	$ (4,572)	$ 234,452

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Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year- end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities. • Adjusted Free Cash Flow Conversion (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford) – Company Adjusted Free Cash Flow Conversion is Company Adjusted FCF divided by Company Adjusted EBIT. This non-GAAP measure is useful to management and investors because it allows users to evaluate how much of Ford's Adjusted EBIT is converted into cash flow. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension/OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension/OPEB liability. Note: Calculated results may not sum due to rounding 14

Net Income Reconciliation To Adjusted EBIT ($M) Q1 2019 2020 Net income / (loss) attributable to Ford (GAAP) $ 1,146 $ (1,993) Income / (Loss) attributable to noncontrolling interests 37 - Net income / (loss) $ 1,183 $ (1,993) Less: (Provision for) / Benefit from income taxes (427) (847) Income / (Loss) before income taxes $ 1,610 $ (1,146) Less: Special items pre-tax (592) (287) Income / (Loss) before special items pre-tax $ 2,202 $ (859) Less: Interest on debt (245) (227) Adjusted EBIT (Non-GAAP) $ 2,447 $ (632) Memo: Revenue ($B) $ 40.3 $ 34.3 Net income margin (GAAP) (%) 2.8% (5.8)% Adjusted EBIT margin (Non-GAAP) (%) 6.1% (1.8)% Earnings Per Share Reconciliation To Adjusted Earnings Per Share Q1 2019 2020 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) $ 1,146 $ (1,993) Less: Impact of pre-tax and tax special items (585) (1,074) Less: Noncontrolling interests impact of Russia restructuring (35) - Adjusted net income - diluted (Non-GAAP) $ 1,766 $ (919) Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,973 3,963 Net dilutive options, unvested restricted stock units and restricted stock 24 - Diluted shares 3,997 3,963 Earnings per share - diluted (GAAP) $ 0.29 $ (0.50) Less: Net impact of adjustments (0.15) (0.27) Adjusted earnings per share - diluted (Non-GAAP)$ 0.44 $ (0.23) 15

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2020 Q1	Memo: FY 2019
Pre-Tax Results ($M)		
Income / (Loss) before income taxes (GAAP)	$ (1,146)	$ (640)
Less: Impact of special items	(287)	(5,999)
Adjusted earnings before taxes (Non-GAAP)	$ (859)	$ 5,359
Taxes ($M)		
(Provision for) / Benefit from income taxes (GAAP)	$ (847)	$ 724
Less: Impact of special items	(787) *	1,323
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (60)	$ (599)
Tax Rate (%)		
Effective tax rate (GAAP)	(73.9)%	113.1%
Adjusted effective tax rate (Non-GAAP)	(7.0)%	11.2%

* Includes $(855)M for impact of valuation allowance

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Net cash provided by / (used in) operating activities (GAAP)	$ 5,179	$ 1,357	$ 3,544	$ 6,463	$ 4,732	$ 2,900	$ (473)
Less: Items Not Included in Company Adjusted Free Cash Flows							
Ford Credit operating cash flows	3,811	(1,232)	1,118	5,267	4,523	623	133
Funded pension contributions	(123)	(153)	(294)	(106)	(211)	(119)	(175)
Global Redesign (including separations)	(45)	(117)	(136)	(222)	(334)	(219)	(172)
Ford Credit tax payments / (refunds) under tax sharing agreement	-	-	98	-	-	293	475
Other, net	163	(21)	(120)	175	(124)	68	(15)
Add: Items Included in Company Adjusted Free Cash Flows							
Automotive and Mobility capital spending	(1,968)	(2,102)	(1,620)	(1,911)	(1,787)	(2,262)	(1,770)
Ford Credit distributions	600	660	675	650	1,100	475	275
Settlement of derivatives	109	70	(26)	86	16	31	(28)
Company Adjusted Free Cash Flow (Non-GAAP)	$ 115	$ 1,507	$ 1,907	$ 174	$ 207	$ 498	$ (2,242)
Cash Conversion Calculation							
Company Adj. Free Cash Flow (Non-GAAP) (sum of Trailing Four Qtrs)	$ 3,519	$ 2,781	$ 1,725	$ 3,703	$ 3,795	$ 2,785	$ (1,363)
Adj. EBIT (Non-GAAP) (sum of Trailing Four Qtrs)	$ 7,573	$ 7,002	$ 7,263	$ 7,226	$ 7,351	$ 6,379	$ 3,300
Adj. free cash conversion (Non-GAAP) (Trailing Four Qtrs)*	46%	40%	24%	51%	52%	44%	(41)%
Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford (Trailing Four Qtrs)	266%	409%	488%	763%	1,004%	37,530%	(441)%

* Most comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford

Adjusted ROIC Four Quarters Four Quarters Ended Q1 2019 Ended Q1 2020 ($B) ($B) Adjusted Net Operating Profit After Cash Tax Net income attributable to Ford $ 3.1 $ (3.1) Add: Noncontrolling interest 0.0 - Less: Income tax (0.9) 0.3 Add: Cash tax (0.7) (0.6) Less: Interest on debt (1.2) (1.0) Less: Total pension / OPEB income / (cost) (0.6) (2.5) Add: Pension / OPEB service costs (1.1) (1.0) Net operating profit after cash tax $ 3.9 $ (1.6) Less: Special items (excl. pension / OPEB) pre-tax (1.2) (3.2) Adj. net operating profit after cash tax $ 5.1 $ 1.6 Invested Capital Equity $ 36.4 $ 29.7 Redeemable noncontrolling interest 0.1 - Debt (excl. Ford Credit) 14.2 30.5 Net pension and OPEB liability 11.1 12.2 Invested capital (end of period) $ 61.9 $ 72.4 Average invested capital $ 63.4 $ 63.7 ROIC* 6.2% (2.5)% Adjusted ROIC (Non-GAAP)** 8.0% 2.5% * Calculated as the sum of net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters ** Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters 17

Special Items ($B) Q1 2019 2020 Global Redesign Europe Excl. Russia $ (0.1) $ (0.1) India - (0.0) South America (0.2) (0.0) Russia (0.2) 0.0 China (0.0) (0.0) Separations and Other (Not Included Above) (0.0) (0.0) Subtotal Global Redesign $ (0.5) $ (0.1) Other Items Focus Cancellation $ (0.1) $ - Other, Incl. UAW Retirement Buyout and Chariot (0.0) (0.2) Subtotal Other Items $ (0.1) $ (0.2) Pension and OPEB Gain / (Loss) Pension and OPEB Remeasurement $ - $ 0.0 Pension Curtailment - (0.0) Subtotal Pension and OPEB Gain / (Loss) $ - $ 0.0 Total EBIT Special Items $ (0.6) $ (0.3) Cash Effects of Global Redesign (Incl. Separations) $ (0.1) $ (0.2) 18

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended March 31, 2019 2020 First Quarter (unaudited) Financing revenue Operating leases $ 1,477 $ 1,459 Retail financing 984 976 Dealer financing 608 485 Other financing 24 22 Total financing revenue 3,093 2,942 Depreciation on vehicles subject to operating leases (924) (1,052) Interest expense (1,121) (984) Net financing margin 1,048 906 Other revenue Insurance premiums earned 47 47 Fee based revenue and other 54 43 Total financing margin and other revenue 1,149 996 Expenses Operating expenses 364 362 Provision for credit losses 33 586 Insurance expenses 10 6 Total expenses 407 954 Other income / (loss), net 59 (12) Income before income taxes 801 30 Provision for income taxes 198 9 Net income $ 603 $ 21 19

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, March 31, 2019 2020 (unaudited) ASSETS Cash and cash equivalents $ 9,067 $ 9,628 Marketable securities 3,296 2,453 Finance receivables, net Retail installment contracts, dealer financing, and other financing 106,131 103,048 Finance leases 8,186 7,698 Total finance receivables, net (includes allowance for credit losses of $513 and $1,231) 114,317 110,746 Net investment in operating leases 27,659 27,030 Notes and accounts receivable from affiliated companies 863 1,201 Derivative financial instruments 1,128 2,420 Assets held-for-sale 1,698 36 Other assets 3,398 3,302 Total assets $ 161,426 $ 156,816 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,002 $ 1,000 Affiliated companies 421 328 Total accounts payable 1,423 1,328 Debt (Note 9) 140,029 136,836 Deferred income taxes 2,593 2,225 Derivative financial instruments 356 801 Liabilities held-for-sale 45 — Other liabilities and deferred revenue 2,633 2,083 Total liabilities 147,079 143,273 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (785) (1,133) Retained earnings 9,905 9,449 Total shareholder’s interest 14,347 13,543 Total liabilities and shareholder’s interest $ 161,426 $ 156,816 20

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2019 2020 First Three Months (unaudited) Cash flows from operating activities Net Income $ 603 $ 21 Adjustments to reconcile net income to net cash provided in operations Provision for credit losses 33 586 Depreciation and amortization 1,126 1,250 Amortization of upfront interest supplements (529) (532) Net change in finance receivables held-for-sale — (74) Net change in deferred income taxes 58 (272) Net change in other assets (66) (322) Net change in other liabilities 284 (583) All other operating activities 183 103 Net cash provided by / (used in) operating activities $ 1,692 $ 177 Cash flows from investing activities Purchases of finance receivables (8,542) (8,222) Principal collections of finance receivables 10,432 10,258 Purchases of operating lease vehicles (3,184) (3,441) Proceeds from termination of operating lease vehicles 2,306 2,768 Net change in wholesale receivables and other short-duration receivables (1,844) (881) Proceeds from sale of business — 1,340 Purchases of marketable securities (803) (680) Proceeds from sales and maturities of marketable securities 274 1,535 Settlements of derivatives 12 159 All other investing activities (14) (22) Net cash provided by / (used in) investing activities (1,363) 2,814 Cash flows from financing activities Proceeds from issuances of long-term debt 15,411 11,623 Principal payments on long-term debt (12,683) (12,652) Change in short-term debt, net (276) (904) Cash distributions to parent (675) (275) All other financing activities (37) (21) Net cash provided by / (used in) financing activities 1,740 (2,229) Effect of exchange rate changes on cash, cash equivalents and restricted cash 38 (252) Net increase / (decrease) in cash, cash equivalents and restricted cash $ 2,107 $ 510 Cash, cash equivalents and restricted cash at beginning of period $ 9,747 $ 9,268 Net increase / (decrease) in cash, cash equivalents and restricted cash 2,107 510 Cash, cash equivalents and restricted cash at end of period $ 11,854 $ 9,778 21